Exhibit 10.5

December 10, 2020

Innoviz Technologies Ltd.

2 Amal Street

Afek Industrial Park

Rosh Ha’Avin, Israel

Collective Growth Corporation

1805 West Avenue

Austin, TX 78701

Re: Sponsor Letter Agreement

Ladies and Gentlemen:

This letter agreement (“Sponsor Letter Agreement”) is being delivered to you in accordance with that certain Business Combination Agreement (“Business Combination Agreement”), dated on or about the date hereof, by and among Collective Growth Corporation, a Delaware corporation (“SPAC”), Innoviz Technologies Ltd., a company organized under the laws of the State of Israel (the “Company”), and Hatzata Merger Sub, Inc., a Delaware corporation (“Merger Sub”), pursuant to which Merger Sub will merge with and into SPAC (“Merger”), with SPAC surviving the Merger as a wholly owned subsidiary of the Company. In order to induce the Company and SPAC to enter into the Business Combination Agreement and proceed with the Merger, and in recognition of the benefit that the Merger will confer on the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company and SPAC as follows:

1. The undersigned will (i) vote all shares of Class B common stock of SPAC, par value $0.0001 per share (“Sponsor Shares”), and all shares of Class A common stock of SPAC, par value $0.0001 per share (“SPAC Shares”) (including all SPAC Shares issuable upon the conversion of Sponsor Shares and all SPAC Shares underlying units of SPAC) beneficially owned by it in favor of the Merger and each other proposal related to the Merger included on the agenda for the special meeting of stockholders relating to the Merger, (ii) when such meeting of stockholders is held, appear at such meeting or otherwise cause the Sponsor Shares and SPAC Shares beneficially owned by it to be counted as present thereat for the purpose of establishing a quorum and (iii) vote all Sponsor Shares and SPAC Shares beneficially owned by it against any action that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of SPAC under the Business Combination Agreement or result in a breach of any covenant or other obligation or agreement of the undersigned contained in this Sponsor Letter Agreement. The obligations of the undersigned specified in this paragraph 1 shall apply whether or not the Merger or any action described above is recommended by the SPAC Board (as defined in the Business Combination Agreement) or the SPAC Board has effected a SPAC Change in Recommendation (as defined in the Business Combination Agreement).

2. The undersigned agrees that the Sponsor Shares and SPAC Shares beneficially owned by it may not be transferred, assigned or sold (except to certain permitted transferees as described in the SPAC’s registration statement on Form S-1 (SEC File No. 333-236798) filed with the Securities and Exchange Commission Statement) prior to the date of the closing of the transactions contemplated by the Business Combination Agreement.

3. The undersigned acknowledges that the undersigned is a party to a letter agreement with SPAC and Cantor Fitzgerald & Co. dated on or about April 30, 2020 (“Existing Letter Agreement”), which includes, among other things, an agreement to vote the undersigned’s Sponsor Shares and SPAC Shares in favor of a business combination (as defined therein), transfer restrictions with respect to the Sponsor Shares and SPAC Shares, and a waiver of any and all right, title, interest or claim of any kind in or to any distribution of the trust account into which a portion of the net proceeds of SPAC’s initial public offering were deposited. The undersigned acknowledges and agrees that this Sponsor Letter Agreement is made in addition to, and does not amend, modify, terminate, or replace, the Existing Letter Agreement, and the Existing Letter Agreement remains in full force and effect.

4. This Sponsor Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this Sponsor Letter Agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Graubard Miller as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and SPAC and appoint a substitute agent acceptable to each of the Company and SPAC within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

5. This Sponsor Letter Agreement and the Existing Letter Agreement constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. In the event of any inconsistency, conflict or ambiguity as to the rights and obligations of the parties hereto under this Sponsor Letter Agreement and the Existing Letter Agreement, the terms of this Sponsor Letter Agreement shall control and supersede any such inconsistency, conflict or ambiguity. This Sponsor Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

6. The undersigned hereby agrees and acknowledges that: (i) SPAC and the Company would be irreparably injured in the event of a breach of the undersigned’s obligations of this Sponsor Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) SPAC and the Company shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7. This Sponsor Letter Agreement shall be binding on the undersigned and its successors and assigns. This Sponsor Letter Agreement shall terminate on the earlier of (i) the closing of the transactions contemplated by the Business Combination Agreement and (ii) the termination of the Business Combination Agreement in accordance with its terms; provided, that such termination shall not relieve the undersigned from liability for any breach of this Sponsor Letter Agreement prior to its termination. Prior to any valid termination of the Business Combination Agreement, the undersigned shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Merger and the other transactions contemplated by the Business Combination Agreement on the terms and subject to the conditions set forth therein.

8. This Sponsor Letter Agreement and any amendment hereto may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Sponsor Letter Agreement or any amendment hereto by electronic means, including docusign, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Sponsor Letter Agreement or any amendment hereto.

9. Whenever possible, each provision of this Sponsor Letter Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any term or other provision of this Sponsor Letter Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Sponsor Letter Agreement shall remain in full force and effect so long as the substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision of this Sponsor Letter Agreement is invalid, illegal or unenforceable under applicable Law, the parties hereto shall negotiate in good faith to modify this Sponsor Letter Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

[Signature Page Follows]

Very truly yours,

[___________________________]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

INNOVIZ TECHNOLOGIES LTD.

By:
Name:
Title:

COLLECTIVE GROWTH CORPORATION

By:
Name:
Title:

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